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                                                                    EXHIBIT 21.1

                               AMERICREDIT CORP.
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                                                    State or
                                                                                                   Province of
Subsidiary                                                                Ownership %             Incorporation
----------------------------------------------------------------------------------------------------------------
AmeriCredit Financial Services, Inc.                                         100%                    Delaware
ACF Investment Corp.                                                         100%                    Delaware
AFS Funding Corp.                                                            100%                    Nevada
AFS SenSub Corp.                                                             100%                    Nevada
AFS Funding Trust                                                            100%                    Delaware
Americredit Corporation of California                                        100%                    California
CP Funding Corp.                                                             100%                    Nevada
AmeriCredit Funding Corp.                                                    100%                    Delaware
AmeriCredit Funding Corp. II                                                 100%                    Delaware
AmeriCredit Funding Corp. III                                                100%                    Delaware
AmeriCredit Funding Corp. IV                                                 100%                    Delaware
AmeriCredit Funding Corp. V                                                  100%                    Delaware
AmeriCredit Funding Corp. VI                                                 100%                    Delaware
AmeriCredit Warehouse Trust                                                  100%                    Delaware
AmeriCredit Management Company                                               100%                    Delaware
AmeriCredit Consumer Discount Company                                        100%                    Pennsylvania
AmeriCredit BOA Trust                                                        100%                    Delaware
AmeriCredit Barclays Trust                                                   100%                    Delaware
AmeriCredit One Trust                                                        100%                    Delaware
AmeriCredit DB Trust                                                         100%                    Delaware
AmeriCredit Manhattan Trust                                                  100%                    Delaware
AmeriCredit MTN Corp.                                                        100%                    Delaware
AmeriCredit MTN Corp. II                                                     100%                    Delaware
Americredit MTN Receivables Trust                                            100%                    Delaware
Americredit MTN Receivables Trust II                                         100%                    Delaware
AmeriCredit Flight Operations, L.L.C.                                        100%                    Texas
AmeriCredit Financial Services of  Canada, Ltd.                              100%                    Ontario
AmeriCredit Service Center, Ltd.                                             100%                    Ontario
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